UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 23, 2025

Claritev Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400
McLean, Virginia 22102
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	CTEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, Claritev Corporation (the “Company”) appointed Brock Albinson as its Senior Vice President and Chief Accounting Officer, effective September 29, 2025 (the “Effective Date”). Mr. Albinson will also assume the role of principal accounting officer of the Company as of the Effective Date, replacing Gerald Kozel. Prior to joining the Company, Mr. Albinson served, from 2007 to 2024, in various financial management roles of increasing responsibility at Automatic Data Processing, Inc., a human resources and payroll solutions provider (“ADP”), most recently as Corporate Controller and Principal Accounting Officer from 2015 to 2024. Before ADP, Mr. Albinson was with PricewaterhouseCoopers from 1997-2007. Mr. Albinson does not have a family relationship with any of our directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A summary of the material terms and conditions of Mr. Albinson’s compensation is set forth below.

Base Salary and Target Annual Cash Incentive Award. Mr. Albinson will receive a starting annual base salary of $375,000. He will also be eligible to receive an annual cash incentive award with a target amount equal to 50% of his annual earned base salary for the applicable year, including 2025.

Long-Term Incentive Grants. Commencing in 2026, Mr. Albinson is eligible to participate in the Company’s long-term incentive program with an annual grant target equal to 150% of his base salary, in the same form and on the same terms as long-term incentive grants to similarly situated employees of the Company, with such annual long-term incentive awards subject to the approval of the Compensation Committee of the Company’s Board of Directors. In addition, on September 30, 2025, the Company plans to grant Mr. Albinson a number of restricted stock units (the “RSUs”) equal to $150,000 divided by the fair market value of the Company’s Class A Common Stock on the date of grant. These RSUs will vest pro rata over a four-year period beginning on the first anniversary of the date of grant in substantially equal annual installments, subject to his continued employment and the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 26, 2025

                                Claritev Corporation

                                By:    /s/ Douglas M. Garis
                                Name:    Douglas M. Garis
                                Title:    Executive Vice President and Chief Financial Officer